Exhibit 10.5

PROMISSORY NOTE

$1,000,000.00	As of July 5, 2013

FOR VALUE RECEIVED on February 4 and 6, 2013, Medical Transcription Billing, Corp. (“MTBC”), a Delaware corporation, 7 Clyde Road, Somerset, New Jersey 08873 (“Maker”), unconditionally promises to pay to Mahmud Haq, an individual residing at 10 Beekman Road, Franklin Park, New Jersey 08823 (“Payee”), the sum of One Million and 00/100 Dollars ($1,000,000.00), less repayments to date of One Hundred Ten Thousand and 00/100 Dollars ($110,000.00), with interest at the rate of seven percent (7%) per annum, calculated yearly, not in advance.

PAYMENT. Payment shall be made in lawful money of the United States. Payment of principal and interest shall be made in full upon the earlier of either: (a) the expiration of twenty-four (24) months from the execution of this Note, or (b) If, prior to the expiration of twenty-four (24) months from the execution of this Note or occurrence of an event of Default, a Change of Control occurs.

PREPAYMENT. Maker shall have the right to prepay this Note in full or in part at any time without premium or penalty.

DEFAULT. The occurrence of any one or more of the following shall constitute an event of default as the term is used herein:

(a)           failure to pay interest or principal hereunder when the same are due; or

(b)          Maker becomes bankrupt or admits in writing inability to pay debts as they mature, or consents to the appointment of a trustee or receiver; or

(c)          a trustee or receiver is appointed for Maker or for all or part of Maker’s property; or

(d)          Maker assigns any right, title or interest in or to the Collateral, if any, which is the security for this Note without the prior written consent of Payee.

REMEDIES. In the case of default, Maker shall have the opportunity to cure within seven (7) days of its receipt of written notice from Payee. In the event Maker fails to cure within said time period, then at the option of Payee, the entire unpaid principal balance of this Note, together with all accrued interest thereon, shall forthwith become due and payable upon notice. In the event that Payee is required to take any legal action to enforce this Note, Payee shall also be entitled to the reasonable costs of collection, including attorneys' fees.

LATE FEE. If any payment of principal or interest is not paid within five (5) days of its due date, a late fee equal to one percent (1%) of the payment shall be assessed and shall be immediately due and payable upon notice to Maker; to the extent such late fee or penalty would be deemed to be a usurious payment of interest, the same is waived.

DEFAULT INTEREST. Upon the occurrence of any default that shall not have been cured or waived, and continuing until such time as this Note is paid in full, and after maturity, the principal hereof then outstanding shall bear interest at the rate of nine percent (9%) per annum from the date of default until the date of actual payment of the entire amount of principal and accrued interest due.

NOTICES. All notices required, appropriate or necessary under the provisions of this Note shall be sent by Payee to Maker to the address set forth above.

BINDING EFFECT. This Note shall be binding upon and inure to the benefit of Payee and his successors and assigns.

NON-WAIVER. Any failure to enforce any provisions of this Note or other forbearance by Payee shall not to be deemed a waiver of the rights of Payee to enforce any provision of this Note at any later time.

ASSIGNMENT. Neither party may assign any of its right, title, interest or obligation in this Note without the prior written consent of the other party.

AMENDMENT. This Note may not be changed or amended unless such changes and amendments are in writing signed by Maker and Payee.

TIME OF THE ESSENCE. Time is of the essence regarding performance under this Note.

GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, this Note has been executed by Maker as of the date set forth above.

MAKER:

Medical Transcription Billing, Corp.

Witness:	/s/ Christine Salimbene	By:	/s/ Stephen A. Snyder
		Name:	Stephen A. Snyder
		Its:	President

Payee

Witness:	/s/ Christine Salimbene	/s/ Mahmud Haq
Mahmud Haq